UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2009

Odyssey Re Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-16535 (Commission File Number)	52-2301683 (IRS Employer Identification No.)
Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (203) 977-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 8.01. Other Events.
     On September 8, 2009, Odyssey Re Holdings Corp. (“OdysseyRe”) issued a press release confirming that OdysseyRe had received an unsolicited proposal from Fairfax Financial Holdings Limited (“Fairfax”), the majority shareholder of OdysseyRe, to acquire all of the remaining outstanding shares of common stock of OdysseyRe not owned by Fairfax for $60 per share in cash.
     A previously appointed special committee of OdysseyRe’s board of directors composed solely of independent directors is reviewing and evaluating the Fairfax proposal. The special committee has engaged Simpson Thacher & Bartlett LLP as its independent legal counsel and Sandler O’Neill & Partners, L.P. as its independent financial advisor to assist it with its review and evaluation of the offer. There can be no assurance that any agreement will be executed with Fairfax or that any transaction will be approved or consummated.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1. Press Release dated September 8, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2009

Odyssey Re Holdings Corp.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary